Registration Statement No. 333-18973



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    Form S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933


                                SCANA Corporation
             (Exact name of registrant as specified in its charter)


                               South Carolina
--------------------------------------------------------------------------------
    (State or other jurisdiction of incorporation or organization)

                                 57-0784499
--------------------------------------------------------------------------------
                     (I.R.S. employer identificationnumber)


               1426 Main Street, Columbia, South Carolina         29201
--------------------------------------------------------------------------------
                (Address of principal executive offices)       (Zip code)


            SCANA Corporation Director Compensation and Deferral Plan
                            (Full title of the plan)


                                 H. T. Arthur
                    Senior Vice President and General Counsel
                               SCANA Corporation
                1426 Main Street, Columbia, South Carolina 29201
                     (Name and address of agent for service)


                                (803)217-8547
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                    Copy To:

                               Elizabeth B. Anders
                             McNair Law Firm, P. A.
                               1301 Gervais Street
                                   17th Floor
                               Columbia, SC 29201
                                 (803) 799-9800

         This registration statement is being amended to file the amended and restated plan, which among other items, renamed the plan as the SCANA Corporation Director Compensation and Deferral Plan.

Part II

Item 3.  Incorporation Of Documents By Reference

     This Registration Statement on Form S-8 hereby incorporates the following documents which are not presented herein:

         1) SCANA Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, as amended.
      2) SCANA Corporation's Quarterly Reports on Form 10-Q for the periods ended March 31, 2002 and June 30, 2002. 3) Description of Common Stock of SCANA Corporation as set
            forth in the Registration Statement for Common Stock of SCANA Corporation under the Exchange Act on Form 8-B dated November 6, 1984, as amended May 26, 1995.


All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         Not Applicable

Item 5.  Interests of Named Experts and Counsel.

         At September 30, 2002, H. Thomas Arthur, Esq. and Sarena D. Burch, Esq, owned beneficially 15,090 and 4,192, respectively (and options to purchase 70,930 and 29,876, respectively), shares of our common stock, including shares acquired by the trustee under our Stock Purchase-Savings Plan by use of contributions made by Mr. Arthur and Ms. Burch, respectively, and earnings thereon, and including shares purchased by the trustee by use of SCANA contributions and earnings thereon.

Item 6. Indemnification of Directors and Officers

     The South Carolina Business Corporation Act of 1988 permits, and the Registrant's By-Laws require, indemnification of the Registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under Sections 33-8-510, 33-8-550 and 33-8-560 of the South Carolina Business Corporation Act of 1988, a South Carolina corporation is authorized generally to indemnify its directors and officers in civil or criminal actions if they acted in good faith and reasonably believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. In addition, the registrant carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. The registrant's restated articles of incorporation provide that no director of the registrant shall be liable to the registrant or its shareholders for monetary damages for breach of his fiduciary duty as a director occurring after April 26, 1989, except for (i) any breach of the director's duty of loyalty to the registrant or its shareholders, (ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) certain unlawful distributions, or (iv) any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.
        Not Applicable

Item 8. Exhibits

     Exhibits required to be filed with this Registration Statement are listed in the following Exhibit Index. Certain of such exhibits which have heretofore been filed with the SEC and which are designated by reference to their exhibit numbers in prior filings are hereby incorporated herein by reference and made a part hereof.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on this 4th day of November 2002.

(REGISTRANT) SCANA Corporation



By:                              s/W. B. Timmerman
(Name & Title):                  W. B. Timmerman, Chairman of the Board,
                                 Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

  (i) Principal executive officer:



By:                              s/W. B. Timmerman
(Name & Title):                  W. B. Timmerman, Chairman of the Board,
                                 Chief Executive Officer and Director
Date:                            November 4, 2002

 (ii) Principal financial officer:



By:                              s/K. B. Marsh
(Name & Title):                  K. B. Marsh, Senior Vice-President-Finance
                                 and Chief Financial Officer
Date:                            November 4, 2002


(iii) Principal accounting officer:



By:                              s/J. E. Swan
(Name & Title):                  J. E. Swan, Controller
Date:                            November 4, 2002


(iv) Other Directors:

J. A. Bennett, W. B. Bookhart, Jr., W. C. Burkhardt, E. T. Freeman, D. M. Hagood, W. H. Hipp, L. M. Miller, M. K. Sloan, H. C. Stowe, and G. S. York

* Signed on behalf of each of these persons:



   s/K. B. Marsh
   K. B. Marsh (Attorney-in-Fact)
   November 4, 2002

Directors who did not sign:

   B. L. Amick

                             EXHIBIT INDEX


Number

 4.01 Restated Articles of Incorporation of SCANA Corporation as adopted on April 26, 1989(Filed as Exhibit 3-A to
            Registration Statement No. 33-49145)

 4.02 By-Laws of SCANA Corporation as revised and amended on December 13, 2001 (Filed as Exhibit 3.01 to Registration Statement No. 333-65460)

 4.03 SCANA Corporation Director Compensation and Deferral Plan effective January 1, 2001 (Filed herewith)

 5.01       Opinion Re Legality (Filed herewith)

23.01       Consent of Deloitte & Touche LLP (Filed herewith)

23.02       Consent of H. T. Arthur (Included in his opinion in Exhibit 5.01)

24.01       Power of Attorney (Filed herewith)